UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) July 31, 2017

PCTEL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

471 Brighton Drive

Bloomingdale, Illinois 60108

(Address of Principal Executive Offices, including Zip Code)

(630) 372-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 31, 2017, PCTEL, Inc. (“PCTEL” or “the Company”), signed and closed on an Asset Purchase Agreement with Gabe’s Construction Co., Inc., a Wisconsin corporation (“Gabe’s”), pursuant to which the Company sold substantially all of the assets of the Company’s Network Engineering Services business unit (the “NES Business Unit”) to Gabe’s for a purchase price of $1.45 million in cash.  The NES Business Unit, which is based in Melbourne, Florida, provides design, testing, commissioning, optimization, and consulting services for cellular, Wi-Fi and public safety networks (“NES Services”).  Gabe’s also assumed certain specified liabilities of the NES Business Unit. As a condition to closing, the Company executed a noncompetition agreement that prohibits the Company, until June 30, 2019, from providing or offering to provide NES Services that are the same as or are substantially similar to the NES Services provided by the NES Business Unit from November 25, 2011 until July 31, 2017.

A copy of the Asset Purchase Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference into this Current Report. The description of the Asset Purchase Agreement set forth above is only a summary of the material terms of that Agreement and is qualified in its entirety by the text of the Asset Purchase Agreement.

A copy of the Company’s press release dated August 1, 2017 announcing the transaction is filed as Exhibit 99.1 hereto and is incorporated by reference into this Current Report.

Item 2.01 Completion of Acquisition or Disposition of Assets

The assets of the NES Business Unit will be presented as current assets held for sale at June 30, 2017, and results of operations of the NES Business Unit will be presented as discontinued operations in the Company’s financial statements in its report on Form 10-Q for the six months ended June 30, 2017 and in subsequent filings for the periods thereafter.

The Company communicated on its May 9, 2017 earnings call (relating to the quarter ended March 31, 2017) that management was working on a plan to address the revenue and profitability issues in the NES Business Unit. By June 30, 2017, the Company had determined that it would address the situation by shifting the Company’s strategic focus to become a research and development driven radio frequency (RF) products company. The sale of NES Business Unit assets to Gabe’s was made pursuant to this determination.

The unaudited pro forma information described in Item 9.01 giving effect to the sale of NES Business Unit assets is filed as Exhibit 99.2 hereto and is incorporated by reference into this Current Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1Asset Purchase Agreement, dated July 31, 2017, by and between PCTEL and Gabe’s Construction Co., Inc.

99.1	Press release dated August 1, 2017.
99.2

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the fiscal years ended December 31, 2016, 2015 and 2014, and for the three months ended March 31, 2017, and the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2017, and notes related thereto.

Pursuant to Item 601(b) (2) of Regulation S-K, the schedules and exhibits to the Asset Purchase Agreement have been omitted from this Current Report. The Asset Purchase Agreement includes a list briefly identifying the contents of all omitted schedules and exhibits, and the Company agrees to furnish a supplemental copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2017

PCTEL, INC.

By:	/s/ John W. Schoen
John W. Schoen, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Asset Purchase Agreement, dated July 31, 2017, by and between PCTEL and Gabe’s Construction Co., Inc.
Exhibit 99.1	Press Release, dated August 1, 2017.
Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the fiscal years ended December 31, 2016, 2015 and 2014, and for the three months ended March 31, 2017, and the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2017, and notes related thereto.